Exhibit 10.8


                              Employment Agreement


The undersigned:


1.      PLAYLOGIC   INTERNATIONAL   N.V.,   having  its  registered   office  at
        Concertgebouwplein 13, 1071 LL, Amsterdam, the Netherlands, hereinafter referred to as "the Employer";

and

2. Dominique Morel, residing at 85 Grande Rue De La Croix Rousse, 69004, Lyon, France hereinafter referred to as "the Employee";



Declare to have agreed as follows:


1.      Date of Employment and Position

        The Employee enters into an employment agreement with the Employer effective as of August 22, 2005 in the position of Chief Technology Officer with overall responsibility for internal and external development and production of games reporting to the CEO and undertakes to perform, to the best of his abilities all the duties in connection with the business of Employer which may be reasonably assigned to him by or on behalf of the Employer, to the best of his ability and in so doing, to comply with the instructions he receives from or on behalf of the Employer.


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2.      Location where the work is to be performed

        2.1 The place of employment will be the office of Employer in Amsterdam, the Netherlands.

        2.2 The Employer may require the Employee to perform services for any company part of Employer wherever situated and without further fees or remuneration and to enter into any separate agreement with such company for such purpose and any duties that he may have under this agreement will be deemed extended to such company.

        2.3 As long as the Employee lives in Lyon it is anticipated he will work from Lyon one day a week unless the company business requires differently.


3.     Term of the agreement and termination

        3.1. This agreement is entered into for an indefinite period of time but terminates in any event, without notice being required, on the first day of the month on which the Employee reaches the age of 65.

        3.2. Without prejudice to this agreement may be terminated with due observance of a term of notice of six (6) months for the Employer and a term of notice of three (3) months for the Employee. This provision does not preclude either of the parties to terminate this agreement with immediate effect for an "urgent reason" in the sense of article 7:677 Dutch Civil Code.

        3.3. If the Employer has given notice of termination to the Employee or if the Employer has filed a request for rescission of this agreement by the court, irrespective of the reason of such notice or such request, the Employer may suspend the employment of the Employee until the termination date. During such suspension period, the Employee is entitled to the base salary and fringe benefits but excluding any short or long term incentive.



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4.     Salary and fringe benefits

        4.1. The Employee shall receive a monthly base salary of (euro) 11,000 gross. The salary shall be reviewed annually during the month of December. Salary adjustments, if any, shall become effective per January 1 of the calendar year following the review.

        4.2.    The  Employee  is  entitled  to receive  an one time  advance of
                (euro) 5,500 gross to be paid out on October 1, 2005. This advance payment shall be deducted from the salary of October 2005.

        4.3. The holiday allowance is 8% of the annual base salary, to be paid in May of each year, in accordance with the statutory rules.

        4.4. The Employee is entitled to the fringe benefits included in the Employer's employments conditions (Personeelshandboek) in force from time to time. A copy of these conditions has been provided to Employee. Employer is entitled to amend and change the employments conditions at his sole discretion.


5.      Long term incentive schemes

        Subject to the approval by the Board of Directors the Employee shall be entitled to participate in a long term incentive plan of Employer in force from time to time. Options in the first year consist of a minimum of 100,000 new shares of which the price should be discussed with Employer's tax lawyers and Employer's Supervisory Board.

6.      Overtime

        6.1 The customary working week comprises 40 hours. General office hours are from 09:00h to 17:30h.

        6.2 Upon request of the Employer Employee undertakes to work overtime without any further compensation


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7.      Business expenses and car

        7.1 The Employer shall compensate the Employee for reasonable business expense incurred in the performance of his duties. Compensation is given in exchange for receipts, etc. This includes also phone expenses, fixed and mobile. The Employee is entitled to the use of a company credit card for business expenses.

        7.2 The Employee is entitled to a company car, on basis of full operational lease including cost of fuel for a maximum amount of
                (euro) 800 per month excl. VAT. The Employee and his partner are entitled to use the company car for business and private purposes. All other cost including taxes related to the use of the car not covered by the operational lease amount are for the account of the Employee.

        7.3 As long as the Employee lives in Lyon he is entitled to compensation of travel expenses once per week Lyon-Amsterdam by plane, economy class (return ticket).

        7.4 As long as the Employee lives in Lyon he is entitled to compensation for housing expenses in Amsterdam to be determined and approved by Employer.

        7.5 Upon moving from Lyon to Amsterdam the Employee is entitled to receive a one time compensation of (euro) 2,500 gross.


8.      Holiday

        The Employee is entitled to 26 working days holiday leave per calendar year, to be taken in proper consultation with the Employer.



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9.      Illness/disability

        9.1 In the event of illness in the sense of Book 7, Section 629 Dutch Civil Code, the Employee must report his illness to the Employer as soon as possible, but no later prior to 9.30 a.m. on the first day of illness. The Employee undertakes to comply with the rules related to reporting and monitoring in the case of illness, as adopted periodically by the Employer.

        9.2 In the event of illness, the Employer shall pay 100% of the salary as referred to in Article 4.1 from the first day for a maximum period of 52 weeks, calculated from the first day of illness. After the lapse of the period of 52 weeks mentioned in the first sentence of this article Employer shall pay 70% of the salary as meant in article 4.1 during a period with a maximum of 52 weeks counted from the first day of the 53rd week following the date of report mentioned in article 9.1. The provisions apply if and insofar as the Employer is obligated to effect the payment referred to in Book 7, Section 629 paragraph 1 Dutch Civil Code on the basis of the provisions in (3) to (7) inclusive, and (9) of Book 7, Section 629 Dutch Civil Code. In case applicable Law changes during the term of this Agreement, Law shall prevail.

        9.3 In the event of payments the Employee may assert for damages against a third party due to loss of income in connection with his illness ex Article 6:107a of the Dutch Civil Code the Employee will assign his entitlement to damages up to the amount paid by the Employer to the Employer.


10.     Confidentiality

        10.1 The Employee undertakes, during the term of this Agreement and following its termination for any reason whatsoever, not to make any statements in any way whatsoever to any party whatsoever (including other employees of the Employer, unless they should receive the information in connection with their duties for the Employer) concerning data of an evidently confidential nature, related to the business of the Employer, of which the Employee became aware in the scope of his duties for the Employer and the confidential nature of which he knows or should know, about Playlogic International N.V. and subsidiaries and her business.


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        10.2    If the Employee acts in contravention  of his obligations  under the provisions in paragraph 1 of this Article, he shall forfeit a penalty of EUR 5,000 to the Employer, in contravention of Book 7, Section 650 (3), (4) and (5) Dutch Civil Code, without any requirement of notification of default, for every violation. The Employer may claim payment of total damages instead.

11.     Documents and data carriers

        11.1The Employee is  prohibited  from  retaining in any way  whatsoever, documents and/or correspondence and/or other data carriers and/or copies thereof that belong to the Employer, with the exception of the extent to which that is required for the performance of his duties for the Employer. In any event, the Employee is obligated, without any request to that end being required, to immediately return such documents and/or correspondence and/or other data carriers and/or copies thereof to the Employer upon termination of the Employment Agreement, or in the case of non-active status for any reason whatsoever.

12.     Non competition clause

        12.1 Upon termination of this Agreement Employer may ask Employee to enter into a non compete agreement with the provisions set out below in paragraph's 12.2 and 12.3 . For entering into this agreement Employer shall pay Employee a compensation equal to 50% of the gross annual base salary as set out in article 4 of this Agreement.

        12.2 The Employee undertakes not to be employed by or involved in an undertaking active in a field equal to or otherwise competing with that of the Employer in the Netherlands, both during the employment contract and for a period of twelve months thereafter, directly nor indirectly, neither for himself nor for any other people, nor to render his intermediary services in any form whatsoever, directly nor indirectly. This obligation refers exclusively to any employment or involvement of the Employee as meant above within the field of Game Software Development.


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        12.3    If the Employee should act contrary to his obligations under the provisions of the paragraphs 1 and 2 of this clause, he shall, contrary to paragraphs 3, 4 and 5 section 7:650 of the Civil Code and without any notice of default being required, forfeit to the Employer for each violation a penalty in the amount of EUR 5.000,=, together with a penalty in the amount of EUR 1000,= for each day on which the violation takes place and continues taking place. The Employer in turn shall be entitled to claim full and complete indemnification.


13.     No additional occupation

        13.1 Without the prior written consent from the Employer, the Employee shall not accept any assignment paid or unpaid with or for third parties.

        13.2 Subject to the approval of the Board of Directors of Employer Employee is entitled to accept board member ships.


14.     Inventions and developments

        14.1 All works, names, symbols, logos, models, illustrations and/or inventions as well as all further developments and/or related changes realised by the Employee, either alone or in concert during the term of the Employment Contract (hereinafter jointly referred to as: the "Property"), belong to the Employer.

        14.2    The Employer  holds all  intellectual  and  industrial  property
                rights  on,   related  to  and/or   ensuing  from  the  Property
                (hereinafter referred to as: the IP rights).

        14.3 To the extent possible by law, the Employee hereby waives his personal rights as referred to in Section 25 of the Dutch Copyright Act.

        14.4 The Employee hereby acknowledges that his salary includes compensation for the possible loss of the IP rights and that he is not entitled to any other compensation for that.


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        14.5    Once the Employee realises one or more elements of the Property, the Employee shall immediately inform the Employer and, to the extent required by law, transfer the IP rights to the Employer upon first request, costs to be met by the Employer. Upon request of the Employer, costs to be met by the Employer, the Employee shall sign every written document required for the transfer, registration or maintenance of the IP rights in every country, and provide all other necessary cooperation. The Employee hereby irrevocably authorises the Employer to perform every legal act in the Employee's name, as referred to in this Article.

15. Other schemes

        15.1 This Agreement is subject to all relevant provisions as contained in the House Rules of Playlogic International N.V. in force from time to time. A copy of the House rules as in force on the effective date of this agreement is provided to Employee and act merely as a guide for the top level management. In case of any conflict the rules of this Employment Agreement shall prevail.

        15.2    This   Agreement  is  governed  by  and  will  be  construed  in
                accordance with the Dutch Law and the parties hereby submit to the exclusive jurisdiction of the Court of Amsterdam.


        Thus agreed and prepared and signed in duplicate in Amsterdam, on the August 15, 2005



 /s/ R.W. Smit                       /s/ Dominique Morel
----------------------              --------------------
R.W. Smit                           D. Morel
Executive Vice President
Playlogic International N.V.